EXHIBIT 4.1

FORM OF SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of August 1, 2018, is by and among PwrCor, Inc., a Delaware corporation (the “Company”), and each subscriber identified on the signature page hereto (each a “Subscriber” and collectively the “Subscribers”).

WHEREAS, the Company proposes to offer for sale in a private placement solely to “accredited investors” and/or “sophisticated investors” (the “Offering”), shares of common stock and warrants on a “best efforts,” $350,000 Maximum, no Minimum Basis.  This Offering supersedes any and all other offerings by the Company;

WHEREAS, for a purchase price of fourteen cents ($0.14) per unit (the “Unit”), each consisting of one restricted share of Common Stock, $0.001 par value (“Shares”), and one redeemable Class B warrant (“Warrants”) to purchase one-half (1/2) share of Common Stock, exercisable at $0.40 per share, as described below;

WHEREAS, each Subscriber is delivering simultaneously herewith, a completed confidential Purchaser Questionnaire and Statement (the “Questionnaire”); and

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act,” collectively the “Offering Exemption”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.

Purchase and Sale of Securities.  Subject to the satisfaction of the terms and conditions of this Agreement, each Subscriber hereby irrevocably agrees to purchase the principal amount of Shares and Warrants (collectively, the “Units”) designated on the signature page hereto (the “Subscription Amount”) and the Company shall sell such Units to such Subscribers.

2.

Escrow Arrangements; Form of Payment.  Upon execution of this Agreement by the parties and pursuant to the terms of the escrow agreement entered into between the Company, and Davidoff Hutcher & Citron LLP (the “Escrow Agent”) (the “Escrow Agreement”), each Subscriber agrees to make the deliveries required of it as set forth herein and in the Escrow Agreement, and the Company agrees to make the deliveries required of it as set forth herein and in the Escrow Agreement. The Subscriber acknowledges and agrees that all subscription amounts will be placed in a non-interest bearing escrow account pending the Closing.

3.

Terms of the Units.

Authorized Capital Stock

The total number of shares of capital stock of all classifications which the Company has authority to issue is 335,000,000 shares, of which (i) Three Hundred Twenty Five Million (325,000,000) shares shall be designated Common Stock, $0.001 par value per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be designated Preferred Stock, $0.001 par value per share (the “Preferred Stock”), which capital stock shall have the voting powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof as are set forth below.

Common Stock

As of July 31, 2018, there were 207,662,722 shares of Common Stock issued and outstanding held by 263 shareholders of record.  All shares of Common Stock will be equal to each other and shall have all the rights granted to stockholders under the General Corporation Law of the State of Delaware, as amended, and the Certificate of Incorporation, as amended, including, without limitation, one vote for each share outstanding in the name of each holder, the power to elect directors or consent or dissent to any action to take place at any regular or special meeting of stockholders, and the right to receive dividends and distributions subject to the rights and preferences of any outstanding shares of Preferred Stock authorized hereby.

Preferred Stock

As of July 31, 2018, there were no shares of Preferred Stock issued and outstanding.  The Preferred Stock may be issued from time to time pursuant to resolution of the Board of Directors in one or more classes and one or more series of each class with specified serial designations.  Shares of each series of any class may have equal rights and may be identical in all respects, or may differ and

(1)

may have specified voting powers, full or limited or may be without voting power;

(2)

may be subject to redemption at such time or times as may be designated, and at designated prices;

(3)

may be entitled to receive dividends (which may be cumulative or non-cumulative) at designated rates, on such conditions and specified times, and payable in any other class or classes of stock;

(4)

may have specified rights upon the dissolution of, or upon any distribution of the assets of, the Company;

(5)

may be made convertible into, or exchangeable for shares of any other class or classes of any other series of the same or any other class or classes of stock of the Company, at such price or prices or at specified rates of exchange and with specified designated adjustments; and

(6)

may contain such other special rights and qualifications, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority so to do which is hereby granted and expressly vested in the Board of Directors.

The Board of Directors shall have authority to cause the Company to issue from time to time, without any vote or other action by the stockholders, any or all shares of stock of the Company of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion, lawfully may determine; provided, that the consideration for the issuance of shares of stock of the Company (unless issued as such a dividend or distribution in connection with such a split or combination) shall not be less than the par value of such shares.  Shares so issued shall be fully-paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon.

Warrants

Class B Warrants are exercisable at a per share exercise price of $0.40 payable in cash.  The Class B Warrants are exercisable during the three-year period from the date of issuance, subject to earlier redemption.  The Class B Warrants may be redeemed in whole or in part by the Company, upon at least 20 days’ prior written notice, at a price of $.001 share, provided the average closing bid price of the common stock is equal to or above $1.50 per share for a period of at least 20 consecutive trading days ending within three (3) business days prior to the date on which the notice of redemption is given and a registration statement for the underlying Common Stock is effective.  Additionally, the Class A Warrants contain provisions that protect holders against dilution by adjustment of the exercise price in certain events, such as stock dividends, stock splits and other similar events.

4.1

Closing.  At the closing of the transactions contemplated herein (the “Closing”), the Subscribers shall purchase, severally and not jointly, and the Company shall issue and sell, in the aggregate, up to a maximum of $350,000 of Units with no minimum.  Each Subscriber shall purchase from the Company, and the Company shall issue and sell to each Subscriber, the stated amount of Units specified on the signature page hereto.  The Units shall be issued in $50,000 amounts unless otherwise agreed to by the Company. Upon satisfaction of the conditions set forth in Section 4.2 a closing (the “Initial Closing”) will be held as soon as practicable, but no later than August 15, 2018, unless extended by the Company.  All funds not accepted by the Company shall be returned to Subscribers without interest or deduction.  After the Initial Closing, additional closings shall occur, from time to time, on the dates that subscriptions have been received and accepted by the Company at the offices of Davidoff Hutcher & Citron LLP, 605 Third Avenue, 25th Floor, New York, New York 10158, or such other time and/or location as the parties shall mutually agree.  At each Closing, the conditions of Section 4.2 shall either be satisfied or waived by the appropriate parties.

4.2

Closing Conditions.

(a)

Each Subscriber’s obligations at each Closing are conditioned upon the Company’s fulfillment (or waiver by the Subscriber in its sole discretion) of each of the following events as of the date of each such Closing and the Company’s delivery to such Subscriber of:

(i)

this Agreement duly executed by the Company; and

(ii)

a Common Stock certificate and Warrant evidencing ownership of a number of shares and warrants equal to the Subscription Amount.

(b)

The Company’s obligations at each Closing are conditioned upon each Subscriber’s delivery to the Company of the following:

(i)

this Agreement duly executed by such Subscriber and any further documentation that may be reasonably required by the Company including, to the extent applicable, copies of the relevant organization documents of the Subscriber;

(ii)

readily available funds, deposited and cleared in the escrow account contemplated by the Escrow Agreement, in an amount sufficient to purchase the Subscription Amount; and

(iii)

an executed and properly completed Questionnaire.

(c)

The representations and warranties of the parties set forth in this Agreement shall be true and correct in all material respects as of each Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all material respects as of that particular date).

5.

Subscriber’s Representations and Warranties.  Each Subscriber hereby represents and warrants, severally and not jointly, as of the date hereof and as of the Closing, with regard to itself that:

(a)

Reliance on Exemptions.  The Subscriber acknowledges that the Offering has not been reviewed by the SEC or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the 1933 Act and state securities laws.  The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units.

(b)

Information on Subscriber.  The Subscriber is, and will be at the time of any permitted conversion of the Shares, an “accredited investor” as defined in Section 2(15) of the 1933 Act and Rule 501 of Regulation D promulgated thereunder or a sophisticated investor pursuant to Section 4(a)(2) under the 1933 Act.  Such Subscriber is not required to be registered as a broker-dealer under Section 15 of the 1934 Act, is experienced in investments and business matters, has previously made investments of a speculative nature, understands that an investment in the Securities involves a high degree of risk, has purchased securities of United States companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Subscriber, if not a natural person, has the necessary authority to and is duly and legally qualified to purchase and own the Securities. If the Subscriber is a natural person, he or she has reached the age of majority in the state in which the Subscriber resides, has adequate means of providing for the Subscriber's current needs and personal contingencies and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto and in such Subscriber’s Questionnaire regarding the Subscriber is accurate.  The sale of the Units to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of the residence of the Subscriber.

(c)

Investment Purpose.  At Closing, the Subscriber will purchase the Units for its own account for investment purposes only and not as a nominee or agent and not with a view towards or for resale in connection with the distribution of the Units or underlying securities (hereinafter, the “Securities”).

(d)

Risk of Involvement.  The Subscriber recognizes that the purchase of the Securities involves a high degree of risk in that:  (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) transferability of the Securities is limited; and (iii) the Company will require substantial additional funds to operate its business and there can be no assurance that the Offering will be completed or that any other funds will be available to the Company, in addition to all of the other risks set forth herein.

(e)

Information.  The Subscriber acknowledges careful review of:  (i) this Agreement; and (ii) all exhibits, schedules and appendices which are part of the aforementioned documents, collectively, including Exhibit A, Investor Presentation; Exhibit B, Annual Report on Form 10-K for December 31, 2017; Exhibit C, Quarterly Report on Form 10-Q for March 31, 2018; Exhibit D, Proxy Statement dated December 30, 2016; and Exhibit E, Form of Common Stock Purchase Warrant (the “Offering Documents”), and hereby represents that:  (A) the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; and (B) that the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Offering.

(f)

Compliance with Securities Act.  The Subscriber understands and agrees that the Securities are “restricted securities” that have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(g)

No Representations.  The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.  The Subscriber has conducted its own due diligence of the Company.

(h)

Transfer or Resale.  The Subscriber acknowledges that there is a limited public market for any of the Company’s Common Stock only.  The Subscriber understands that Rule 144 (the “Rule”) promulgated under the 1933 Act requires, among other conditions, a six-month holding period prior to the resale (in limited amounts) of securities of a reporting issuer acquired in a non-public offering without having to satisfy the registration requirements under the 1933 Act.  The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Common Stock, or the Common Stock issuable upon exercise of the Warrants under the 1933 Act.  The Subscriber consents that the Company may, if it desires, permit the transfer of the Securities out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state “blue sky” laws.

(i)

Common Stock Legend.  The Common Stock issued hereunder shall bear the following or similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PWRCOR, INC. (THE “COMPANY”) THAT SUCH REGISTRATION IS NOT REQUIRED.”

(j)

Warrant Legend.  The Warrants issued hereunder shall bear the following or similar legend:

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE UNDERLYING COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PWRCOR, INC. (THE “COMPANY”) THAT SUCH REGISTRATION IS NOT REQUIRED.”

(k)

Communication of Offer.  The offer to sell the Units was directly communicated to the Subscriber by the Company.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising, or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.  The Subscriber acknowledges that it has a pre-existing personal or business relationship with either the Company or any of its officers, directors or controlling persons, of a nature and duration such as would enable a reasonable prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the Company and an investment in the Securities.

(l)

Organization; Authority.  If Subscriber is not a natural person, Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Offering and otherwise to carry out its obligations thereunder.

(m)

Authority; Enforceability.  This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber, if not a natural person, has full power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(n)

Correctness of Representations.  Each Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing, shall remain true and correct as of Closing.  The foregoing representations and warranties shall survive the Closing Date for a period of three years.

(o)

No Tax or Legal Advice.  Such Subscriber understands that nothing in this Agreement, any other agreement or any other materials presented to such Subscriber in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice and such information may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.  Such Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

Circular 230 Disclosure.  Pursuant to U.S. Treasury Department Regulations, we are required to advise you that, unless otherwise expressly indicated, any federal tax advice contained in this communication, including attachments and enclosures, is not intended or written to be used, and may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

(p)

Questionnaire. The Subscriber has completed the accompanying Questionnaire and has delivered it herewith and represents and warrants that it is accurate and true in all respects and that it accurately and completely sets forth the financial condition of the Subscriber on the date hereof. The Subscriber has no reason to expect there will be any material adverse change in its financial condition and will advise the Company of any such changes occurring prior to the closing or termination of the Offering.

(q)

Company Discretion. The Subscriber understands that the Company shall have the right to accept or reject this subscription in whole or in part.  Unless this subscription is accepted in whole or in part by the Company prior to the expiration of the Offering Period, this subscription shall be deemed rejected in whole. The Subscriber acknowledges that any delivery to it of this Agreement relating to the Securities prior to the determination by the Company of its suitability as a Subscriber shall not constitute an offer of the Securities until such determination of suitability shall be made, and the Subscriber hereby agrees that it shall promptly return the Offering Documents to the Company upon request.

(r)

Binding Subscription. The Subscriber hereby acknowledges and agrees, subject to any applicable state securities laws that the subscription and application hereunder are irrevocable, that the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the Subscriber and his heirs, executors, administrators, successors, legal representatives, and assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several, and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives, and assigns.

(s)

FINRA Member.  The Subscriber acknowledges that if it is an “associated person” or  Registered Representative of a Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm, the Subscriber has given such firm notice required by the FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

(t)

Anti-Money Laundering Regulations. The Subscriber hereby acknowledges that the Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“PATRIOT Act”). In furtherance of such efforts, Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge, based on reasonable investigation:

(a)

None of Subscriber’s investment in the Company shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(b)

 To the extent within Subscriber’s control, none of Subscriber’s investment in the Company will cause the Company, the Placement Agent or any of their personnel to be in violation of federal anti-money laundering laws, including without limitation the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and any regulations promulgated thereunder.

(c)

When requested by the Company, the Subscriber will provide any and all additional information deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities.

(d)

Except as otherwise disclosed in writing to the Company, the Subscriber represents and warrants neither it, nor any person or entity controlled by, controlling or under common control with Subscriber, any of Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment, nor in the case of any Subscriber which is an entity, any Related Person1 is:

i.

a Prohibited Subscriber2;

1 With respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity (a “Qualified Plan”), the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such Qualified Plan.

2 For purposes of this subparagraph (d), “Prohibited Subscriber” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith.

ii.

a Senior Foreign Political Figure1, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate2 of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction3;

iii.

a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or

iv.

a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank,4 an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(e)

If the Subscriber is purchasing the Securities as agent, representative, intermediary/nominee or in any particular capacity for any other person, or is otherwise requested to do so by the Company, it shall provide a copy of its anti-money laundering policies (“AML Policies”) to the Company. The Subscriber represents that it is in compliance with its AML Policies, its AML Policies have been approved by counsel or internal compliance personnel reasonably informed of anti- money laundering policies and their implementation and has not received a deficiency letter, negative report or any similar determination regarding its AML Policies from independent accountants, internal auditors or some other person responsible for reviewing compliance with its AML Policies.

(f)

The Subscriber hereby agrees to immediately notify the Company if it knows, or has reason to suspect that any of the representations in this paragraph 5(t) become incorrect or if there is any change in the information affecting these representations and covenants.

1 For purposes of this subparagraph (d), “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

2 For purposes of this subparagraph (d), “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

3 For purposes of this subparagraph (d), “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur.

4 For purposes of this subparagraph (d), “Foreign Shell Bank” shall mean a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.

A “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

 “Physical Presence” shall mean a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (Hi) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

“Regulated Affiliate” shall mean a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country regulating such affiliated depository institution, credit union or Foreign Bank.

(g)

The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations related to money laundering and similar activities, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s Investment in the Company.

6.

Company Representations and Warranties.  The Company represents and warrants to each Subscriber that:

(a)

Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as currently being conducted.  The Company’s By-Laws and Amended and Restated Certificate of Incorporation are available upon request of the Company.  The Company’s sole subsidiaries are Sustainable Energy Industries Inc. and Cornerstone Program Advisors LLC. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, unless the failure to be so qualified or in good standing, as the case may be, would not have or would not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other document in connection with the Offering, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), constituting a “Material Adverse Effect”).

(b)

Capitalization; Ownership of Shares.  The authorized capital stock of the Company consists of three hundred twenty-five million (325,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock. As of July 31, 2018, there were 207,662,722 shares of Common Stock, $.001 par value per share, issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights.  Except as set forth on Schedule A attached hereto and for the transactions contemplated hereby and described above, there are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Common Stock or obligating the Company to issue or sell any shares of Common Stock, or any other interest in, the Company. All outstanding shares of capital stock of the Company were issued, sold and delivered in material compliance with all applicable Federal and state securities laws and the similar laws of other foreign jurisdictions as may be applicable.  No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Offering or otherwise. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(c)

Authority; Enforceability.  This Agreement and the Securities have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, and the Company has full corporate power and authority necessary to enter into this Agreement, the Shares and the Warrants, and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under this Agreement and the other agreements entered into as contemplated by this Agreement has been taken.

(d)

Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or over any of its affiliates, FINRA, Nasdaq, the OTC Markets nor the Company’s stockholders is required for execution of this Agreement and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company’s obligations hereunder and under all such other agreements.

(e)

No Violation or Conflict.  Assuming the representations and warranties of the Subscribers in Section 5 are true and correct, neither the execution and delivery of this Agreement nor the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)

violate, conflict with, result in a material breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or give to others any rights of termination, amendment, acceleration or cancellation under (A) the certificate of incorporation or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates (including federal and state securities laws and regulations) or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound or affected, or to which any of the properties or assets of the Company or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii)

result in the creation or imposition of any lien, charge or encumbrance upon the securities or any of the assets of the Company or any of its affiliates.

(f)

The Securities.  The Securities upon issuance:

(i)

are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)

have been, or will be, duly and validly authorized and on the date of issuance will be duly and validly issued, fully paid and non-assessable, and if the Common Stock issuable upon exercise of Warrants (“Underlying Common Stock”) is eventually registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Subscriber complies with the prospectus delivery requirements of the 1933 Act and any state securities laws);

(iii)

will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(iv)

will not subject the holders thereof to personal liability by reason of being such holders.

(g)

Litigation.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding inquiry, notice of violation, or investigation before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over the Company, or any of its affiliates that would challenge the legality, validity or enforceability of this Agreement and/or the Offering, or otherwise affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined would have a Material Adverse Effect on the Company.

(h)

Defaults; Permits.  The Company is not in violation of its Certificate of Incorporation or By-Laws.  The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

(i)

No General Solicitation.  Neither the Company, nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. Neither the Company nor any of its affiliates will take any action or steps that would cause the offer of the Securities to be integrated with other offerings if such integration would eliminate the Offering Exemption. Neither the Company nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(j)

Disclosure.  None of the representations and warranties of the Company appearing in this Agreement nor any information appearing in any of the Offering Documents, when considered together as a whole, contains, or on the Closing will contain any untrue statement of a material fact or omits, or on the Closing will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

(k)

No Undisclosed Liabilities or Events.  The Company has no outstanding indebtedness, nor any liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Offering Documents, other than those incurred in the ordinary course of the Company’s businesses.  There has been no event or circumstance that has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires disclosure but which has not been so publicly announced or disclosed in the Offering Documents.

(l)

Intellectual Property.  The Company owns, free and clear of claims or rights of any other person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or has acquired licenses or other rights to use, all intellectual property necessary for the conduct of its business as presently conducted (other than with respect to “off-the-shelf” software which is generally commercially available and open source software which may be subject to one or more “general public” licenses.  The business of the Company as presently conducted does not, to the Company’s knowledge, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other intellectual property of any third parties.

The Company has not received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).  Except as set forth below under “Risk Factors,” no claim is pending or, to the Company’s knowledge, threatened against the Company nor has the Company received any written notice or other written claim from any person asserting that any of the Company’s present or contemplated activities infringe or may infringe in any material respect any intellectual property of such person, and the Company is not aware of any infringement by any other Person of any material rights of the Company under any intellectual property rights. The Company has taken all steps required in accordance with commercially reasonable business practice to establish and preserve its respective ownership in its Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company which has not been patented or copyrighted.

(m)

Investment Company Status.  The Company is not, and immediately after receipt of the Final Closing will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(n)

Taxes.   The Company (i) has prepared in good faith and duly and timely filed all tax returns required to be filed by it or is on a current extension and such returns are complete and accurate in all material respects and (ii) has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. The Company has no any liability with respect to accrued taxes in excess of the amounts that are described as accrued in the most recent financial statements included in the Offering Documents.

(o)

Solvency.  The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction and has no present intention to so file.

(p)

Transactions with Interested Persons.  No officer, director, employee or affiliate of the Company is or has taken any steps to become a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q)

No Other Agreements.  The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Subscriber relating to the terms or conditions of the transactions contemplated by this Agreement or the other Offering Documents except as expressly set forth therein.

(r)

Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects.  The foregoing representations and warranties shall survive until one year after the Closing Date.

7.

Regulation D  Offering.  This Offering is being made pursuant to exemptions from the registration provisions of the 1933 Act afforded by: (i) Section 4(a)(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

8.

Issuance of Securities.  The Company agrees to issue certificates representing the Common Stock without the legend set forth in Section 5(i) above, (a) at such time as the holder thereof is permitted to dispose of the Common Stock without volume or manner of sale restrictions pursuant to Rule 144 under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the resale of the shares of Common Stock is registered under the 1933 Act.  The Company agrees to cooperate with each Subscriber in connection with all resales pursuant to Rule 144 and to provide legal opinions at the Company’s expense necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from each Subscriber and its selling broker, if any.

9.

FINRA Member Firm Compensation and Expenses.  The Company on the one hand, and each Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.

10.

Covenants of the Company.  At all times Warrants remain outstanding, the Company covenants and agrees with the Subscribers as follows:

(a)

Reservation of Underlying Common Stock.  The Company undertakes to reserve from its authorized but unissued Common Stock, at all times Warrants remain outstanding, a number of shares of Underlying Common Stock equal to the amount of Common Stock issuable upon the exercise of the Warrants.

(b)

Confidentiality.  The Company agrees that it will not disclose publicly or privately the identity of any Subscriber unless expressly agreed to in writing by that Subscriber or only to the extent required by law.

(c)

Ordinary Course.  From the date hereof until each Closing, the Company shall (i) operate in the ordinary course of  business; (ii) use commercially reasonable best efforts to maintain intact and preserve the Company’s present business organization, keep available to the service of their employees and preserve their relationship with customers, suppliers and others having business dealings with them; (iii) maintain all of the Company’s material structures, equipment and other tangible personal property currently in use in good operating condition and repair, except for ordinary wear and tear and damage by unavoidable casualty; (iv) keep in full force and effect the Company’s insurance comparable in amount and scope of coverage to insurance now carried by the Company; (v) perform in all material respects all of its obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business; (vi) conduct the business in such a manner so that the representations and warranties contained in Section 3 hereof shall be true and correct in all material respects on and as of each Closing date; and (vii) not undertake to commit any act which would violate any of the representations and warranties set forth in Section 6 hereof without.

(d)

Use of Proceeds.  The use of proceeds received by the Company in the Offering is for payment for third party research and development for prior and current services; patent filings and other intellectual property matters; marketing for pilot projects and a pilot project if sufficient funds are obtained, as well as for working capital and general corporate purposes, in the amounts estimated on Schedule B attached hereto.

(e)

Taxes.  The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all material lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay all such material taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(f)

Books and Records.  The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(g)

Governmental Authorities.  The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(h)

Properties.  The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such material provision could reasonably be expected to have a Material Adverse Effect.

11.

Covenants of the Company and Subscriber Regarding Indemnification.

(a)

The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b)

Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons, and principal shareholders against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

12.

Risk Factors

The Risk Factors set forth in the Company’s Annual Report on Form 10-K for December 31, 2017, attached hereto as Exhibit B, are incorporated by reference herein.  In addition, you should carefully review the following risk factors related to this Offering.

Risks Related to Our Securities

Anti-Takeover, Limited Liability and Indemnification Provisions

Some provisions of our certificate of incorporation and by-laws may deter takeover attempts, which may limit the opportunity of our stockholders to sell their shares at a favorable price.

Certificate of Incorporation and By-laws. Under our certificate of incorporation, our Board of Directors may issue additional shares and classes of common stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

●	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

●	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent Board of Directors, or

●	effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation also allows our Board of Directors to fix the number of directors in the bylaws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

●	the transaction in which the stockholder became an interested stockholder is approved by the Board of Directors prior to the date the interested stockholder attained that status;

●

on consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

●

on or subsequent to that date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

●

conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney’s fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Even if an active public market for our securities develops, it is not possible to predict the extent, liquidity and duration of any public trading market for our shares.

The size and nature of the trading market for our securities has been sporadic and subject to fluctuations.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our Common Stock. There can be no assurance that a more active market for our Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our Common Stock, and has had a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

The ability of any such market to provide liquidity for the holders of such shares and to establish a reasonable and rational pricing mechanism, will likely depend on many variables. These may include general economic conditions, public evaluation of our business model being utilized, our potential revenues, earnings and growth potential, the reputation of our management, asserted intellectual property claims and the impact of competition and regulation, and the like.

Limitations on ability to pay cash dividends.

The Company does not intend to pay cash dividends on any of its common stock for the foreseeable future. The ability of the Company to pay dividends on the Company’s common stock will depend upon, among other things, future earnings, if any, the success of the Company’s business activities, capital requirements, the general financial condition of the Company, and general business conditions. There can be no assurance that the Company will ever be in a financial position to declare and pay dividends on the Company’s common stock or that the Board of Directors would otherwise ever declare or pay such a dividend.

Best Efforts Offering.

This Offering is being made on a “best efforts” rather than a firm commitment basis. No commitment exists by anyone to purchase all or any part of the Units being offered pursuant to this Offering. There can be no assurances that any Units offered hereby will be sold.

Restrictions on Resale.

The Units and Underlying Securities offered hereby will be issued pursuant to exemptions from registration under the 1933 Act and therefore have not been and will not be registered under that act or any applicable state securities laws. They will be subject to transfer restrictions under the 1933 Act and applicable state securities and Blue Sky laws. As a result, our securities may not be resold or transferred unless they are registered under the 1933 Act (or state Blue Sky laws) or an exemption from such registration is available

Strict compliance with exemption requirements.

We intend to offer the Units in accordance with exemptions from registration contained in Section 4(a)(2) of the 1933 Act and Rule 506 thereunder. The failure to comply strictly with the requirements of Regulation D and similar state exemption provisions, could make such exemptions unavailable and would create liability for the Company, its officers and directors and the purchasers of our securities for failure to register the securities.

Management has broad discretion in using the proceeds of the offering.

We expect to use the net proceeds of this Offering as set forth in Section 10(d) above and Schedule B attached hereto.  However, our management may use the net proceeds of the Offering for such specific purposes as it may determine in its best judgment. Accordingly, our management will have broad discretion with respect to the expenditure of the net proceeds of the Offering. Investors will therefore entrust their investment to our management’s judgment with only limited information about specific application of the funds.

Evaluation of Shares.

While the Company believes that this Subscription Agreement, together with all of the attached Exhibits, contains sufficient information to assist prospective investors in making an informed investment decision, prospective investors are encouraged to ask questions of the Company and request additional information concerning this Offering and the business of the Company. The Company will provide prospective investors with answers to their questions and any such additional information to the extent that it is available or can be obtained without unreasonable effort or expense. No federal or state commission, department or agency has made any evaluation, finding, recommendation or endorsement with respect to the securities offered hereby.

Forwarding-Looking Statements

Except for historical information, the matters discussed in this document may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of PwrCor, Inc., and its management and are valid only as of today, and we disclaim any obligation to update this information. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause the Company’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Agreement will in fact transpire. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. We do not undertake any duty to update any of the forward-looking statements after the date of this Subscription Agreement to conform such statements to actual results or changes in our expectations.

13.

Miscellaneous.

(a)

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be either (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, or (c) upon acknowledgment of by the recipient of receipt by electronic mail, whichever shall first occur.  The addresses for such communications shall be:

(i) if to the Company, to:

PwrCor, Inc.
60 East 42nd Street, Suite 4600
New York, NY  10165
Attention:  Thomas Telegades, CEO
Tel:  (212) 796-4097

With a copy to:

Davidoff Hutcher & Citron LLP
605 Third Avenue, 25th Floor
New York, NY  10158
Attention :  Elliot H. Lutzker, Esq.
Email : ehl@dhclegal.com
Fax : (212) 286-1884

(ii) if to the Subscribers,

to the address and facsimile number indicated on the signature pages hereto

(b)

Entire Agreement.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.  Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith, except as contained in the Reports.

(c)

Assignment.  No right or obligation of any party may be assigned by that party without the prior written consent of all other parties.  This Agreement will be binding on the successors and assigns of all parties hereto.

(d)

Counterparts.  This Agreement may be executed by facsimile transmission, and in counterparts, all of which together will be deemed one original.

(e)

Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.  All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

(f)

Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(F).

(g)

Severability.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(h)

Headings.  All headings contained herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

[Signature page to follow]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date below.

Dated: __________, 2018

PWRCOR, INC.,

a Delaware corporation

By:________________________________

Thomas Telegades

Chief Executive Officer

Name of Subscriber:  ______________________________________________________

Name of Authorized Signatory (if different from Subscriber):______________________

Title of Authorized Signatory: _______________________________________________

Signature of Authorized Signatory or Subscriber:________________________________

EIN or Social Security Number: _____________________________________________

Email Address of Subscriber:________________________________________________

Facsimile Number of Subscriber:_____________________________________________

Address for Notice to Subscriber:

Address for Delivery of Units for Subscriber (if not same as address for notice):

Subscription Amount: $____________